[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]


August 26, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Northern Way Resources Inc. - Form SB-2 Registration Statement (Amended)


Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement (Amended) dated August 26, 2005, of the following:

|X|      Our Report to the Stockholders and Board of Directors of Northern Way
         Resources Inc. dated May 30, 2005 on the financial    statements of the
         Company for the year ended March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


Dale Matheson Carr-Hilton Labonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada


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